UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

The Valspar Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Transcript of

Sherwin-Williams

Investor Update

March 21, 2016

Participants

Bob Wells - Senior Vice President, Corporation Communication for Public Affairs

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Presentation

Operator

Good morning. Thanks for joining Sherwin-Williams’ review of its transaction with Valspar. This conference call is being webcast simultaneously in listen-only mode by Issuer Direct via the Internet at www.sherwinwilliams.com. An archived replay of this webcast will be available at www.sherwinwilliams.com beginning approximately two hours after this conference call concludes and will be available until April 8, 2016 at 11:59 p.m. eastern time.

Following the company’s review, we will conduct a question and answer session. I will now turn the call over to Bob Wells, Senior Vice President, Corporate Communication for Public Affairs. Please go ahead, sir.

Bob Wells - Senior Vice President, Corporation Communication for Public Affairs

Thank you, Jessie. Good morning, everyone. Thanks for joining us. As we said in our press release, the presentation for this call is posted on our Investor Relations page of our website at sherwinwilliams.com and on the Investor Relations page of Valspar’s website at Valspar.com.

This conference call will include certain forward-looking statements as defined under US Securities Laws with respect to Sherwin-Williams’ agreement to acquire Valspar. Any forward-looking statements speaks only as of the date on which such statement is made, and the company undertakes no obligation to update or revise any forward-looking statement whether as a result of new information, future events, or otherwise. A full declaration regarding forward-looking statements is provided in the company’s press release transmitted at 1:00 p.m. eastern daylight time yesterday.

With us on the call this morning are John Morikis, President and Chief Executive Officer of Sherwin-Williams; Gary Hendrickson, Chairman and Chief Executive Officer of Valspar, and Sean Hennessy, Chief Financial Officer of Sherwin-Williams. It’s now my pleasure to turn the call over to John Morikis.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Thank you, Bob and good morning, everyone. I’m pleased to be able to speak to you this morning about the transformational transaction with Valspar we announced yesterday, one that we believe will drive significant value creation for shareholders and offer compelling benefits for our customers, employees and business partners.

First, I’d like to thank Gary Hendrickson, Chairman and Chief Executive Officer of Valspar, for being here with us today. In a moment, he will share his thoughts, but let me start by telling you why I’m so excited about the potential of bringing together our two highly complementary organizations.

Transcript: Sherwin-Williams Investor Update March 21, 2016

This combination will create a premiere global paints and coatings company with a comprehensive production portfolio and broad global reach. This is a highly complementary transaction that brings new capabilities and greater geographic reach to Sherwin-Williams. It accelerates our growth strategies and enables us to deliver a broad range of products to more customers. Valspar will expand Sherwin-Williams’ capabilities into the highly attractive packaging and coil segments, and we will also gain a global platform to broaden and grow our business throughout Asia Pacific and EMEA.

This combination will drive significant benefits to all of our stakeholders, including our customers who will benefit from our increased product range, enhanced technology, and innovative capabilities and the transaction’s clearly defined cost synergies. We expect this transaction to be immediately EPS accretive excluding one-time costs and annual run rate synergies of $280 million will be realized in the second year. Taken together, we believe this is an extremely compelling strategic and financial combination that will create meaningful value for our shareholders.

I’d now like to turn the call over to Gary to say a few words.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Thank you, John. I’d like to echo John’s comments about what a perfect fit these two companies are. In agreeing to this transaction, our board very carefully reviewed our strategic options, and we determined that this is the best way to maximize value for our shareholders, as well as provide significant opportunities to our employees and value to our customers.

This transaction delivers on all counts for Valspar, our shareholders, customers and employees. Our shareholders will receive significant and immediate value in the form of a 41% premium in reference to Valspar’s 30-day average price. Our customers will enjoy access to a greater breadth of product, technologies, and global scale and scope.

Our employees will have greater opportunities as part of a larger dynamic and diversified company that is better able to meet our customers’ needs around the world. Our other partners will benefit from a stronger business and deeper relationships.

Importantly, having worked with John and his team over the past few weeks, I know that Sherwin-Williams and Valspar share the same cultural values and commitment to customers, innovation and product excellence. In sum, this is a tremendous opportunity for Valspar to join with Sherwin-Williams and create a truly global and first class company, and we look forward to working with Sherwin-Williams to ensure success.

With that, I’ll turn the call back over to John.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Thank you, Gary and thank you, again, for joining us on this call today. Turning to slide two, we want to provide a bit more detail as to why we believe this is such a compelling combination. New businesses. First, the combination expands our brand portfolio and customer relationships. Significantly, it expands our global finishes businesses and extends our capabilities into new geographies and applications, including a scale platform to grow in Asia Pacific. We’ve long admired Valspar’s position across Asia Pacific and EMEA where we have a limited presence. This transaction provides us with an opportunity to realize immediate scale and allows us to provide customers with a greater set of products, accelerating our growth in these key markets.

We’ve similarly admired Valspar’s capabilities in packaging and coil, two areas where Valspar is rightly considered an industry leader. We look forward to continuing to invest and grow these businesses.

Page | 2

Transcript: Sherwin-Williams Investor Update March 21, 2016

Our customers will benefit from a broader portfolio of well-known brands and high-quality products that will be available in more places. We’re excited by the fact that the combined company will be well positioned to continue to develop high-quality products across the paints and coatings spectrum. Sharing best practices and proprietary technologies will allow us to together significantly accelerate product innovation.

Importantly, customers will see the benefits of these synergies resulting from this combination. Shareholders in Sherwin-Williams will realize compelling financial benefits. As I mentioned, the cost synergies are significant and we expect to realize the full run rate of $280 million in the second full year.

We expect this transaction to be immediately EPS accretive, excluding one-time costs, which will further drive shareholder value. This transaction is supported by an attractive financing packaging, which allows Sherwin-Williams to benefit from its strong balance sheet and low cost of capital.

The combined company’s increased scale, improved top line and earnings growth profile and realization of cost synergies will significantly enhance our ability to generate cash. As a result, we anticipate that we’ll be able to rapidly de-lever our balance sheet in the first several years post-closing.

Valspar shareholders are receiving an immediate and significant premium in an all cash offer that provides certainty of value, which at $113 per share is 18% above Valspar’s all-time high.

Now turning to slide three. Valspar’s a tremendous company with a long history of quality and innovation. It is a major part of the Minneapolis area, and we intend to maintain a significant presence there. They have over 11,000 employees across six continents. They have grown steadily over the recent years, and we look forward to continuing that trajectory.

I want to pause here and make something explicitly clear. We do not buy companies to dismantle them. Valspar has a really talented workforce, and they’re a huge component of making this transaction a success. We’ll get into this in a bit more detail later, but I want to share on behalf of Sherwin-Williams how excited we are to welcome Valspar into our family.

Slide four provides a bit more detail on Valspar’s business and for those of you that know Sherwin-Williams’ business well, really illustrates why this is such a great fit. This is a snapshot of Valspar’s reporting segments, which are broken into coatings and paints.

On the left in purple is the larger coatings business. Right now, you’ll notice the packaging and coil lines, which together represent over 50% of that business. Valspar’s highly regarded in the industry for its differentiated offerings in these segments, and they will be meaningful contributors to the combined company.

Moving over to the right side in blue is a breakdown of Valspar’s paint business. As you can see, not only do they have a complementary presence to ours in North America with a great set of brands, they have developed significant scale across the globe. Clearly, Valspar has invested heavily and worked hard, and their capital and time have borne significant results.

Valspar will provide Sherwin-Williams with additional research and development capabilities and an opportunity to cross-sell Sherwin-Williams’ products to Valspar customers as well. This also means that we’ll be able to accelerate our global expansion far more rapidly than we could have done alone.

Moving to slide five, this gives you a good idea of the scale of the combined company. As you can see, this is a global industry that remains heavily fragmented with an incredibly diverse collection of firms.

Page | 3

Transcript: Sherwin-Williams Investor Update March 21, 2016

Turning to slide six, on the left, you can see Sherwin-Williams’ revenues are driven primarily from its paint stores, which represents roughly 60% of total revenues. On the right is a snapshot of the combined company. You’ll note that not only are their revenues far more diversified across segments, but the average profitability of the business increases to roughly 18.6% including synergies. What this transaction does is create a more resilient and diversified business with greater earnings power, a really compelling combination.

Slide seven shows the geographic revenue breakdown of Sherwin-Williams before and after the transaction. This transaction will also better align Sherwin-Williams with the global paints and coatings industry, increasing our international revenues from 16% to 24% of our business. This is especially important given the chart on the right. Eighty-one percent of the $120 billion global paints and coatings business lies outside North America. Through Valspar’s impressive platforms in Asia Pacific and EMEA and their talented professionals, we will have a greater ability to accelerate our strategy.

Slide eight provides some greater detail on what I’ve been referring to as a strengthened portfolio. As you can see on the top, Valspar has a number of leading brands across both paints and coatings that are complementary to the Sherwin-Williams’ brand portfolio at the bottom of the slide. They have continuously proven themselves to be an innovator, bringing to market a number of unique technologies, a few examples shown here, informed by their expertise in resin and internal manufacturing. We are extremely excited about bringing together the technology strengths and respected brands of these two companies.

Now that we’ve covered the many strategic benefits, I want to take a moment to explain why we see this transaction as so financially compelling. Slide nine illustrates the significant cost synergies we’ll deliver through this combination. Importantly, this transaction is about growth, and I think the fact that a majority of our synergies are derived simply from input and manufacturing costs illustrates that point.

We have a long history of successfully integrating acquisitions and realizing synergies, and we have established a clear path to realize these savings. Our integration strategy is already moving forward, including planning for an Integration Committee made up of representatives of both companies.

The $200 million is our annual run rate, which we plan on achieving by the second year. A majority of the costs to realize these synergies will be incurred in year one, which will allow us to shift our focus quickly from execution to growth.

Slide ten clearly illustrates the increased scale of the combined company. Incremental sales will increase the top line of pro forma 2015 Sherwin-Williams to $15.6 billion. On the right, you will see that including synergies, 2015 Sherwin-Williams’ pro forma will generate $2.8 billion in EBITA. I’d like to mention, again, that we expect this transaction to be immediately accretive to Sherwin-Williams’ EPS, making this transaction very attractive for Sherwin-Williams’ shareholders. We believe the combination of the company’s increased scale, significant synergies and immediate accretion will create significant shareholder value.

I’d now like to turn the call over to Sean Hennessy, Chief Financial Officer of Sherwin-Williams, to provide a bit more detail on the transaction itself.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Thank you, John. Slide 11, “Merger Consideration,” provides an overview of the merger. As noted previously, the transaction at $113 per share represents a 41% premium and a reference to Valspar’s 30-day average price, and an 18% premium to Valspar’s all-time premium high. Excluding synergies, we are offering a 15 times EBITDA multiple for Valspar, or a 10.9 times EBITDA multiple with $280 million of run rate synergies included. I’d now like to provide a bit more detail on the pricing mechanism you saw announced in the release yesterday.

Page | 4

Transcript: Sherwin-Williams Investor Update March 21, 2016

Let me be clear, both sides believe that the transaction should receive all necessary regulatory approvals. We believe that we operate in a competitive global industry and this combination will benefit our customers. We expect that no or minimal divestiture should be required to obtain regulatory clearance.

That said, although we believe that the significant divestitures are not likely, as we started to negotiate this transaction, it was important to both sides to put a mechanism in place that would provide greater certainty of close while ensuring that Valspar and Sherwin-Williams’ shareholders were treated fairly. In the event that required divestitures represent more than $650 million of Valspar’s revenue, the parties have agreed to adjust the price to $105 in cash, which still provides Valspar’s shareholders with a 31% premium to Valspar’s 30-day VWAP.

We expect the transaction to close by quarter one of calendar 2017, which is subject to an affirmative vote by Valspar’s shareholders and regulatory approvals.

Slide 12 provides another illustration of why we find this transaction so financially compelling. We have secured a fully committed bridge loan from Citi for $9.3 billion. With our balance sheet, we expect our permanent financing to be at attractive rates. WE anticipate that a term loan and bonds will comprise our permanent financing. At closing, we also anticipate to have more than $1.5 billion of liquidity remaining.

Sherwin-Williams is committed to maintaining an investment grade rating. Post-close, we believe that we will be in an excellent position to rapidly de-leverage. This is a result of not only our strong earnings and free cash flow, but also near-term capex savings. We will be monitoring our share repurchases/activities to focus on de-leveraging.

I’ll now turn it back to John.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Thank you, Sean. In summary, we’re thrilled about this transaction and all the opportunities it provides our stakeholders. Together, these companies will be a premiere provider with platforms for accelerated growth in new products and markets. The transaction is also financially compelling and will allow for significant cost savings and rapid de-leveraging.

Sherwin-Williams and Valspar will deliver to all of their stakeholders significantly greater value than they could alone. Customers, employees, partners and shareholders will benefit from this exciting combination.

I’ll finish by adding my compliments to Gary and his team who have done a tremendous job creating value at Valspar. We’re eager to welcome this talented Valspar team to our team, and look forward to continuing to grow our business together.

I’ll now turn the call back over to the operator for your questions.

Operator

Our first question is coming from the line of Duffy Fisher with Barclays.

Q: A question around the synergies. At 6% to 7% of revenue of Valspar, on the higher end of kind of the going in synergies we’ve seen kind of in the industry and certainly in the coatings, what makes Valspar so unique that there are above average synergies to be had there?

Page | 5

Transcript: Sherwin-Williams Investor Update March 21, 2016

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

I think that you take a look at the combination of the manufacturing side, the raw materials side, the resin capabilities they have. I think that’s where we think that it’s going to provide the synergies and the above average synergies.

Q: And then when the deal comes together, one, it looks like the debt number you’re using in the print is kind of based on the last reported for Valspar, but theoretically they should generate a couple hundred million dollars throughout this year to next year. How does that play in the calculation if we do close Q1 of next year? Then what would be the target be to get the net debt-to-EBITDA ratio down once it’s closed before you kind of go back to your normal share repo position?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Right. If you take a look at the $11.3 billion, we are going to assume that approximately $2 billion, it’s $2.46 billion, but if you think about $2 billion from the debt that we will assume, that takes it down to $9.3 billion. We think between the cash generation of our company as well as Valspar, it closed in that first quarter, we should have approximately a billion dollars of cash net of one-time expenses and closing costs. So, that takes us down to $8.3 billion. We believe $8.3 billion will be our financing for this deal.

Q: Great. Thanks, fellows.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Thank you, Duffy.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Oh, I’m sorry and Duffy, back to your point. Again, I think the very important point here; you’re right - share repurchases. In the last three years, we’ve actually spent $3.3 billion. The last four years, we’ve been close to $4 billion we’ve spent on share repurchase. Over the next three to four years, that’ll average between $50 million and $75 million a year. So over the next three years, close to $200 million—with that kind of a pace, we believe that by 2019, we’ll be down close to two times EBITDA.

Operator

Our next question is coming from the line of Don Carson with Susquehanna Financial.

Q: Back to the synergies, I mean the synergies you’ve identified are principally costs. One, John, you referred to cross-selling of some Valspar products in the Sherwin system and vice versa. What kind of ultimate benefit do you see there from an earnings standpoint? Secondly, historically, you’ve gotten a lot of leverage out of consolidating manufacturing when you’ve done acquisitions. Do you see a similar opportunity here that would be above and beyond the initial synergies you’ve identified?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes. So, if you just take in mind our guidance in the past on our consumer business for example, we’ve spoken about that business being a flat-to-single digit growth business. We do believe the combined brands and other products that our consumer business sells, for example, creates an opportunity for growth. We’d like to see that business grow into the middle/single digit range.

Regarding the SG&A side, I think we’ve demonstrated just coming off of our Comex integration that we’ve got confidence in our ability to get our costs in line, and we do feel as though we’ll be able to attack those and get those synergies and do that quickly.

Operator

Our next question is coming from the line of PJ Juvekar with Citi.

Page | 6

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: This is your first time getting into new markets like China where the market is fragmented and labor is cheaper. How does that fit into your model, and what are your plans to go there?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, I’ll remind you that the business that we’re acquiring here is a very profitable business. If you look at the opportunity in Asia and Valspar’s strong position there, in total, not just in Asia, but in total, their coatings margins are 20%, 20.1%, which are really in line with our stores’ group margins of 20%. So, that creates an opportunity for us to grow there and grow profitably.

It does create the opportunity on the architectural side with the Huarun brand, one that they’ve done and done very well. And so, it’ll create those opportunities for us to capitalize on.

Q: You said in by getting in coil, you want to grow these businesses. Can you elaborate on that, and what kind of capital do you need for that? Thank you.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, these are new complementary businesses for us, and our role there will be to support this wonderful team that will be joining ours and making sure they have the resources they need to be able to continue to grow. Our opportunity there will be to support them.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

On the capital side, if you look at our capex, for many years, we’ve been running at $1.5% of sales. It’s been higher the last few years. We think that for the short-term, we’ll be slightly higher than that. But by, again, 2019-2020, I think that our capex run rate will be about 1.6% of sales. So, still with the core business at Sherwin-Williams plus this, we think that capex will just marginally increase.

Working capital, which we’ve been running around 10% of sales, we think that together it will be just slightly above 12%, but eventually will be down in 11%. So, we think from the investment take, we’re going to be probably be a point higher in working capital and a tenth of a percent of sales higher in capex.

Operator

Our next question is coming from the line of David Begleiter with Deutsche Bank.

Q: This is actually Jermaine Brown filling for David Begleiter. John/Gary, in terms of your goals or milestone rather of 5,000 new stores, has that changed in any way following this announcement?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

It’s not changed at all. In fact, if you’ll notice that our stores organization, which is the key driver for our organization, is not affected by this. They play a very important role in our success and we have confidence in their ability to do that. I’ll remind everyone that we talk about 5,000 as the goal only because it’s between where we are now at 4,000 and then the next goal that I have for 6,000. So, we’re on our way. It’s just a stop on the way.

Q: You stated that you plan on getting to leverage of two times by ’19. At what point will—what level of leverage gives you comfort in resuming your share repurchases?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

I think you’ll see increase starting in 2020. I think that we’ll start to increase that.

Page | 7

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: And finally, tax rate going forward. Should we just assume a blended rate?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes, I think a blended rate is a pretty good assumption.

Operator

Our next question is coming from Ghansham Pajabi with Robert W. Baird.

Q: This is actually Matt Krueger sitting in for Ghansham. Do you guys foresee any potential for cannibalization amongst our product lines, and if so, what product lines are at risk in both of the Valspar and Sherwin portfolios?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I think it’s a little early to talk about that. I will though point out that what it does give us is an expanded product portfolio across a wider geography. So, it’ll give us the opportunity to take this enhanced technology and innovation, these capabilities to our customers, and we believe combining these terrific brands and technologies with these R&D capabilities that will be coming together will create an opportunity for us to offer more to our customers. So, we’re excited about that.

Q: Then building upon that, how do you guys expect to be able to affect Sherwin and Valspar’s combined shelf space at Lowe’s? Does the brand separation between the two provide some protection from any consolidation by Lowe’s?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

No. We make it a practice never to talk about the decisions that our customers will be making. Our commitment is to work very hard to provide the best products and services at a terrific value to help make our customers successful. That goes for all our customers. We’ll really let them speak for themselves.

Operator

Our next question is coming from the line of Nilis Wallin with CLSA.

Q: With respect to your long-term synergy target of around $320 million would you be able to break out what the components of that are? Is it additional capacity, rationalization, revenue synergies? Just curious as what is going into that number.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

I think on slide nine of the deck, we break it out between—42% of that is SG&A and we’re probably not going to break that down, but we did on the positive side, sold side show R&D 5%, manufacturing 8%, and then raw materials 45%. So, I think that the $320 million, raw materials being 45%, that’s about $144 million and over the amount of raw materials that we’re buying between these combined companies, we think that the synergies are very—we have a high confidence that we’re going to hit these numbers.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Along with the resin manufacturing that comes along that we think will help quite a bit as well.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes.

Q: And then just in terms of your control distribution model in the US, the power of that, where do you foresee you’ll be able to extend that into the Valspar geographic exposure on the architectural side if at all?

Page | 8

Transcript: Sherwin-Williams Investor Update March 21, 2016

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, our belief is that the market dictates that. So, I assume you’re talking about the global market expansion in architectural. Is that what you’re referring to?

Q: Yes. Yes.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

So, our belief is that each market dictates the right channel or path to the customer. In many of the markets that Valspar is currently in, they don’t go direct. I think, Australia, Gary, right, is the one that goes direct and we’ll bring our resources to bear and try to help that team to be more successful in serving their customers with all the things that we talked about, the blended technologies, the products and services, anything that we can do once we get in and get to know that team to help them be more successful.

Outside of that, each market, each micro market will determine which channel and how those customers want to be served and then we’ll do everything we can to provide the best value to those customers.

Operator

Our next question is coming from the line of Dennis McGill with Zelman & Associates.

Q: Just one question, and maybe you could actually answer it from both sides. Just curious when you think about the complementary nature of this deal. I think it’s been very much appreciated that the two would marry up together pretty well, but it hasn’t happened in the past despite that perception. What allowed you guys to get to the closing table now versus any other time in the past? I think, Gary, you had mentioned you guys have been working together the last couple of weeks. Is that essentially how quickly this evolved?

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Well, Dennis, you’ll learn more when the SEC filings are out, but I’ll just say that we know our industry and market very well and we’re very well advised. Our management team and our board have always focused on opportunities to deliver value for our shareholders. This transaction with Sherwin-Williams is great significant shareholder value.

So, after careful consideration, our board determined that this is the best interest of Valspar shareholders. As I said, you’ll learn more about how this all came about when we file our SEC filings.

Q: Then, John, anything different from a strategic point as far as it become more compelling now versus any other time in the past?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, I think it just accelerates the path that we were on. It’s consistent with our strategy, I would say, Dennis. It brings a scaled platform to Asia Pacific and EMEA. I think it helps our teams in what we’ve been attempting to do there with a little more skill and more support from the assets that’ll be coming along, the team that’ll be coming along. As I mentioned as well, it brings together these strong brands and technologies.

So, it really—my belief is it really accelerates what it is that we’re trying to do in a meaningful way with a terrific team and terrific technologies, and we’re looking forward to it.

Operator

Our next question is coming from line of Chuck Cerankosky with Northcoast Research.

Page | 9

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: If we’re looking at this closing date of roughly a year from now, how conservative is that, and is there a possibility it could be meaningfully sooner than that?

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Well, we’re going to follow the process to the T and do everything that we need to comply with governments around the world here that are going to take a look at this. As we’ve said before here, Chuck, we’re confident in this regulatory approval process, but we don’t dictate the time. We’ll be very responsive. But although we’re confident, it’s going to take its course and we’ll be very responsive in that course.

Q: [Indiscernible] Sherwin immediately slow down the repurchase activity to begin building cash?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. I think you’re going to see in the first quarter when we report results we have slowed down share repurchases.

Q: Valspar likewise obligated by the purchase agreement to start building cash as well to get to that billion dollars you talked about earlier?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. I think when you go between signing and closing there’s some agreements in the contract of how they’re going to operate, but we don’t have anything in there about share repurchase, but we do have different thoughts in there. I think that as normal, they’re very cash positive. So, they’re going to continue to run their company that way.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes. It doesn’t make a lot of sense for us to be rebuying shares at this point, Chuck. So, we’ll be building cash toward completion.

Operator

Our next question is coming from the line of John Robert with UBS.

Q: I’ve got two questions here. First one; I assume you want to close this when inventory seasonally peaked to assign as much goodwill there as possible and reduce the amount of ongoing amortization. Any idea how much amortization you’ll have if the timing comes together than you can close like that?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. I’ll tell you what. I don’t think it’s so much the inventory. I think we have the write up of the assets going through purchase accounting. There’s probably other things that are going to affect it more than the inventory. I think when we get regulatory approval, we’re going to close. I don’t think [indiscernible] for the inventory.

So, when you look at this, it’s a very difficult number to put in place and until purchase accounting is completed. But I’ll tell you, between debt amortization that we’ve gone through, it’s going to be hundreds of millions of dollars annually. So, you’re not going to be far off if you use a couple hundred million dollars increase [indiscernible].

Q: Then secondly, the range on the deal contingencies - $650 million in divestments at the low trigger and $1.5 billion at the high trigger. Is the $650 million near Valspar’s US mass merchandise sales, DIY sales? Is the $1.5 billion inclusive of the US overlap in wood products and product finishes?

Page | 10

Transcript: Sherwin-Williams Investor Update March 21, 2016

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

No. That’s not what we did at all. We went through—the goal there was certainty and fairness to the shareholders. I think that those numbers represent the fairness to the shareholders. Quote honestly, we have not looked at it the way you’ve done and we don’t have a schedule that shows that. It was all about certainty of close and fairness to the shareholders.

Operator

Our next question is coming from the line of Scott Mushkin with Wolfe Research.

Q: So, just a couple of housekeeping items to make sure I understand a couple of things. The $140 million I think in synergies in fiscal ’17, is that what will be realized, or is that by the end of fiscal ’17? That’s a run rate number, or is that the actual number for ’17?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

That’s the actual number for ’17 if we close in the first quarter of 2017. The $280 million is what we’re going to experience in 2018, and then the $320 million is what you should model on the long-term annual synergy run rate.

Q: Perfect. That’s great. Then the second kind of more housekeeping items, as far as the plant setup at Valspar, is the paint different from the coating, or are they collocated?

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

It’s Gary. They’re different manufacturing facilities.

Q: Then the final thing, and this is a broader question. You’ve kind of hit on it a little bit, but just trying to—obviously, definitely like the diversity that you guys have brought in here to the business. I think it makes a ton of sense, but one question I got this morning is the attractiveness. I think a lot of people understand the attractiveness of the US market, if you look at the housing stock and the aging, the Millennials coming in the next three to five years. Can you just broadly talk through about the attractiveness of the global market again? I mean obviously it’s gotten a little bit controversial global, and why getting bigger globally makes sense to you guys?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes. So, if you look at the deal in itself, I’ll begin with from an attractive standpoint. From the start, this is highly accretive to our shareholders, especially if you add in those synergies, and we’re confident in our ability to do that.

The scale that this brings to our global industrial businesses will push our margins in the direction of theirs. As I mentioned earlier, their coatings margins of 20.1% are closer to our paint stores group of 20%. So, when you mention about the North American market being attractive, it clearly is an opportunity for us. The paint margins of Valspar are 13.2%, closer to our global finishes group of 10.5%.

So, we think there are some efficiencies there and they’ll benefit us and our customers. And so, we think it’s a very attractive market, one that we can pursue and importantly, bring benefits to our customers in that process.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

I’d just say, Scott, this is Gary, our international performances have been—businesses have been performing extremely well. As John said, with this combination bringing additional resources to bear to help our teams be even more successful internationally, you’d expect to see even better performance.

Operator

Our next question is coming from the line of Jeff Pikowkis [ph] with JP Morgan.

Page | 11

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: What are the corporate costs that can immediately be pulled out of Valspar after the close of the deal? And in your conversation, you really haven’t talked about plant rationalization very much. Is it the case that pretty much the plant structures would remain in place?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Well, I think in the plant structures, I think Gary pointed out the—when you think about the stand-aloneness of coil and packaging and so forth, we don’t have any assets like that. I think that what this is going to do is give us an opportunity, especially outside the United States where we have lower utilization. We’ve said that over the years that they really piggy-back on some of Valspar’s assets around the world and give us higher utilization. You think about our global finishes and you look at our operating margins and you look at their operating margins, I think it’s pretty obvious that we need to get our utilization up and I think that helps us.

On the corporate headquarters question you have, I don’t think we’re ready to talk about anything like that. We’ve got like the 42% SG&A and that’s about as—that’s the split that we’re going to basically share with you today, Jeff.

Q: Then finally, if it really does turn out you have to divest $650 million [indiscernible] hopefully that would be in consumer coatings in the United States. So, would that materially change your synergy target?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Well, I would not use the word “material.” You sit there and take a look at it, but—

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I don’t think we’re going to speculate here, Jeff, on that. We’ve got great confidence here. We think this brings, as I mentioned, a number of benefits to our customers and we believe that there will be minimal or no divestitures expected.

In the unlikely event that we are required, we have the mechanisms there to give, as Sean mentioned, greater certainty and fairness, but we’ve got confidence in our ability to that and we’ve got a mechanism in place.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Jeff, it’s Gary. From the Valspar side, the agreed price is $113. That’s a highest probability outcome and it’s best for both parties and our shareholders. We think that no divestiture should be necessary, or deemed appropriate by regulators in this transaction.

Operator

Our next question is coming from Arun Riswanathan with RBC Capital Markets.

Q: I was just wondering; you guys have laid out the $280 million by year two and the $320 million long-term. Are there any scenarios where you could see even greater upside to those numbers?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Oh, yes, we always see greater—I think we’re always pushing ourselves to meet and exceed these numbers. So, I think that we’ve had multiple paths that show a higher number, but this is the number that we want to represent today.

Q: Then maybe you can just tell us about the cadence. I mean the SG&A stuff, how does that break out? Is that more readily achievable than the RAZ [ph], or how do you see that kind of flowing through bucket-wise?

Page | 12

Transcript: Sherwin-Williams Investor Update March 21, 2016

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Just like on the previous question you asked, I mean we feel that we’re going to be able to meet these numbers, but I think at the pace that we’re showing you here—but we feel very confident we’re going to hit these numbers. But, we’re not going to break down the synergies any finer than what we have on the schedule.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

That’s right, but I think you can point back, as I mentioned earlier, to our recent actions with the Comex integration where we’ve worked quite, I think, aggressively towards getting our expenses down and our efficiency up. We do that by working together with our teams. We’ve got great confidence in our ability to do that. I think we’ve demonstrated that.

Q: Lastly, just related to an earlier question, I mean this doesn’t really indicate any difference in your own organic growth expectations over the next couple of years, right?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

None whatsoever.

Operator

Our next question is coming from the line of Vincent Andrews with Morgan Stanley.

Q: This is Matt Gigerjean [ph] on for Vincent. I was wondering if you could speak to the implications that the transaction has on your previously expressed guidance ranges for 2016 and whether the slowed pace of repurchases would be incremental to that. Thanks.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

I think that we have a first quarter call coming up and we’ll probably give a lot more guidance on that. As you can imagine, there’s some expenses from this transaction that will bleed into 2016 for us. The share repurchase number will change. So, I think we’ll be updating that guidance at the end of the first quarter, but we’re not prepared today.

Operator

Our next question is coming from the line of Greg Melich with Evercore ISI.

Q: I have one follow-up for Sean and then a little bit more on the synergies. Sean, the financing, could you take us through the assumption that you have for interest rate on that and also the timing of the bridge for modeling purposes?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. I think that what we believe is our financing costs are set on the bridge, but basically, we’re not going to draw on that bridge. It would be nice if we could just get our financing in place where, again, we’re assuming the $2 billion and that’s public. You know what the interest rates there are.

When you look at the $8.3 billion, we think we’re going to get an interest rate below sub-4%. And so, when we take a look at the $10.3 billion, we think our blended rate will be in that 4% rate annually.

Q: Got it and the bridge is sort of like that number, 4%.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes.

Page | 13

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: Going back to the synergies, I understand why the SG&A, not going in more detail. I guess conceptually, I’m trying to under the raw materials a bit better. If I think about it, that 45% of the $320 million is like 3% or 4% of your raw material costs. Could you help us understand—presumably Valspar and Sherwin-Williams were both very good at buying raw materials already. What sort of changes to allow that even better purchasing to occur?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes, I think number one is we think that the volume will help. We think that the resin capabilities of Valspar right now will help, and I can tell you right now, 3%, when you compare it to what we realized, whether it’s Comex North America, or others it’s a tremendously smaller number than what we usually have in these for performance.

Q: Then I guess last on the business itself, it doesn’t appear to be revenue synergies here. I might be missing it there, but where do you see the biggest opportunity in terms of revenue synergies? Is it outside the US? Is it in the US? Is it taking Valspar product technology through Sherwin or vice versa?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, I think it provides us an access to expand their product portfolio throughout geographies with additional technologies and to look at their technologies and provide those technologies perhaps through different channels. So, we think the enhanced technology and innovative capabilities improve our ability to leverage those and will determine where those markets are and how we can best utilize them. We think we’ll benefit as well from cost reductions and synergies there, and we think overall the combined companies’ R&D capabilities will help us to be able to grow those businesses.

They’ve got terrific brands, terrific technologies, and terrific people. You combine those with ours and we think it’s going to give us a terrific opportunity to better serve our customers.

Operator

Our next question is coming from the of Christopher Borella with Bloomberg Intelligence.

Q: Just a quick clarification, Sean, from you. The 2 times EBITDA target for 2019, is that sort of the final—where you see the balance sheet working out over the long-term, or is that just a step to get down closer to one where you’ve been most recently?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

We’ve always been challenged because we were at one times EBITDA. We’ve always maintained that over the long-term because we’ve said we wanted to be in a situation where if the right acquisition comes up, and we’ve always said we would leverage up for the right acquisition and this is the right acquisition. But, when you take a look at this acquisition, after we complete it, there’s less acquisitions like that.

I think that this is challenging us, whether we go all the way back down to one. Do we go to 1.5, 1.75%? I think we have a financial community presentation in May and we’ll probably give you a little more guidance. But, we’re thinking through that leverage, that long-term leverage right now.

Q: Then I guess the overlap in the industrial coatings business, how much overlap is there in the industrial coatings business between Valspar and Sherwin?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

It’s minimal. Very minimal.

Operator

Our next question is coming from the line of Eric Bosshard with Cleveland Research.

Page | 14

Transcript: Sherwin-Williams Investor Update March 21, 2016

Q: Two things. First of all, John, you had talked about repeatedly that they’re able to make a 20% margin in the coatings business and you historically have generated a 10% or 11% margin on that side of the business. As you look at their portfolio and your portfolio and then the opportunities within the combination, do you conclude that you should be able to make their margins in your similar business? Is that the point that you’re making? I’m trying to just understand that a little bit better?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes, I think as Sean mentioned earlier about our utilization, we think the additional scale will help us improve our efficiency. Valspar has done a terrific job of not only having a terrific mix of business that helps them, but they’ve got better utilization. We think bringing the utilization together by combining this volume gives us that opportunity to improve margins as well, as well as the mix of products.

As you look at the technologies, we think that there are some opportunities there as the companies come together to better utilize technologies that might exist in both businesses to help our customers by bringing technologies, or I might describe it as solutions to our customers in a way that help them overall and at the same time could provide us the opportunity to improve our margins.

Q: Then secondly, you had mentioned that one of the points of attractiveness of the business was that it makes it a more diversified and more resilient business. Can you help us understand a little bit about how you feel about the combined growth profile and the cyclicality of the business having adding Valspar to it? How does growth and the cyclicality look different is the question?

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Our businesses aren’t very cyclical. Our coatings businesses are not very cyclical. Our packaging/coatings business is. The global growth for the industry will be about 3%. We’ve been growing faster than the industry for 20 years. I expect that we’ll continue to do that. There are structural things in that part of the business that are favorable to us.

Our coatings business over the last five years or so have had a mid-single digits CAGR. We’ve been growing our net new business in coatings 4% to 5% for the last five years. I expect that will continue. So, I just thought I’d interject at this point, and John can talk about the architectural businesses better than I can, but I don’t think about Valspar as being a cyclical business. We have a couple of segments that you might be thinking about such as off road and construction that tend to be a little bit cyclical. But as a total portfolio, I wouldn’t call our coatings business cyclical.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes, and I think, Eric, you know our business very well. Eighty-percent of our business, architecturally, is maintenance. We don’t see this shifting our business from a cyclicality standpoint at all.

Q: And in terms of the overall growth profile of the combined business, John, relative to what we’re used to at Sherwin, is this the underlying growth rate the same? Is the underlying growth rate better after this combination?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I think that if you look at the segments, I think the stores group, their coatings group I think is very similar. What I think is going to be interesting is our consumer group. For years, Eric, we’ve been answering that our consumer group will be flat, up slightly in a long-term strategy. I think in a couple of years I think that might change and we could be thinking about a mid-single digit on that combined consumer group. That’s pretty exciting because if you look at the—put that on versus a flat, I think that’s going to improve the long-term view of the company and growth rate.

Page | 15

Transcript: Sherwin-Williams Investor Update March 21, 2016

Operator

Our next question is coming from the line of Mike Harrison with Seaport Global.

Q: John, I was wondering if you could talk a little bit about the Europe business. I know that Valspar has been kind of focused on just the UK on the architectural side and had an opportunity to expand potentially at some point into Continental Europe, but they would need additional capacity in Europe if they were going to do that. Does Sherwin have the capacity and just not the opportunity and that’s what we’re going to do as we look at attack Europe going forward?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I think if you look at Europe you have to break it down first into two areas. You have to look at the industrial side and the architectural side. Let me start with the industrial and then roll over into the architectural.

In the industrial side, we have primarily been a wood business on the industrial side. We’ve got some protective and marine business there, but it’s a small yet growing business. The combination of our businesses together in the industrial market in EMEA, we think the combined companies bring, as we mentioned, an expanded portfolio of products, terrific technologies, and we think we’ll be able to grow that together better. The combined products we think we’ll be able to gather perhaps an opportunity to pursue customers with a better offering, helping to bring solutions.

On the architectural side, this is a business that’s been growing for Valspar. We’ve got facilities there. We’ve got primarily a protective and marine facility right now that might have capability. But, as we get in and evaluate the opportunities there and our best way to pursue those, we’ll take the most efficient way to be able to service our customers effectively there. I think it’s a little bit earlier to predict where they’re going to need the business and out of which plants we’ll be able to serve those.

But, we do have facilities there. Combined, we have some great people there, and we’ve got a strong desire to be there.

Q: All right and then you’ve mentioned that you expect the acquisition to be accretive immediately to EPS. Are you prepared to give us any target for accretion in either for 2017 or 2018?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

No. I think that we’re going to watch how this plays out. We’ll try to get a better idea on timing and as time goes by, we’ll give you a little more target. I think Valspar’s EBITDA last year was $717 million. Street consensus is $755 million this year. You take a look at that plus the growth in 2017. I think that we tried to give you an increased amortization, which is a couple hundred million dollars. We’ve tried to give you some information on the interest, and I think if you take a look at the tax rate, all those things are pretty easy. I think it’ll give you a pretty close range of where we think we’ll be.

Operator

Our next question is coming from the line of Chris Evans with Goldman Sachs.

Q: It’s actually Bob Court [ph]. John, I think you spoke about the admirable margins on the coating side and the gap on the paint side. Have you thought about—maybe give us some thoughts on how much you can bridge that gap between the Valspar paint and the Sherwin paint and what are some of the mechanisms you can use as a combined company to elevate those Valspar paint margins.

Page | 16

Transcript: Sherwin-Williams Investor Update March 21, 2016

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Well, I think together, we’re going to be looking at the technologies. I think it really comes down to providing our customers with the best solutions, and we’ll figure out what those are in a way that can hopefully be rewarding to our customers and in a way that can help both our customers and us reach those levels. So, as we peel the onion back here, we’ll look at what opportunities those are and we’ll be responsive to capturing those.

Q: Maybe for Sean on the mechanism of reaching any of those divestiture thresholds and changing the purchase price; do the proceeds of those divestitures still stay with Sherwin, or do those go the Valspar shareholders?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

It goes to the company and we’re buying the company.

Operator

Our next question is coming from the line of Chris Parkinson with Credit Suisse.

Q: You mentioned that R&D is a small portion of your cost saving synergy levels. But over the long-term, are there also some possibilities to better leverage what you’re going to inherit from Valspar, particularly the resins portfolio? Can you just comment on any way that technology capabilities are ultimately going to fit into your longer-term strategy? Thank you.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes. You hit on a key point for us. We’re very excited about the resin capability, the people, the teams, the technology. We do believe that that’s going to be an opportunity for us. We’re very excited about that. We’ve got a lot of respect for what they’ve done and how they do it and we’re looking forward to leveraging that.

Operator

The next question is coming from the line of Dmitri Silverstein with Longville [ph] Research.

Q: A couple of questions, and more a follow-up. First of all, for Sean, I think you mentioned about $200 million or so step up from amortization. Is that sort of a D&A step up, or is depreciation going to be in addition to that?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Depreciation will be in addition to that.

Q: Do you have any idea what that would be, what the total step up would—if I’m trying to get from an EBITDA to an EBIT level?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. I guess if I say that D&A is going to go up close to $300 million is probably net of the number. But again, until purchase accounting is completed, these are guesstimates.

Q: Secondly, just a quick follow-up on your European coatings business. Given the size of your business in Europe and what you will be getting with Valspar, what’s the overall footprint that you would have as far as sort of sales in the region, and do you think that that’s going to be sufficient at least for the time being to give you the critical mass and the leverage that you’re looking for it to expand, or do you think you need to get substantially larger in Europe to really be sort of a meaningful player in that region?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I’ll let Sean answer it in detail, but the answer of do we want to be larger in Europe, the answer is yes.

Page | 17

Transcript: Sherwin-Williams Investor Update March 21, 2016

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes, and as you can imagine, we’ve got the numbers down to the penny of exactly how much we’re going to sell now. But, we’re probably not going to—again, on an ongoing basis, we’re not going to be reporting Europe individually. So, we’re probably not going to give you that exact number, Dmitri.

Q: And then final question, I’m thinking about some of the synergies between the businesses. Coil coating is a strength of Valspar as you’ve mentioned a couple of times. There’s increased coil coating usage in automotive applications. Is there an opportunity to get Valspar’s coil business not necessarily away from construction and appliances, but actually have a new outlet into the automotive given that you have some strength within automotive both in the OEM and the after-market side?

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

As you said, we haven’t focused on that, but that’s an area that we can explore. With the combined R&D resources of these two companies, there will be things that we can do jointly that neither one of us could do on our own. So, let’s just wait and see.

Operator

Our next question is coming from the line of Jay McCanless with [indiscernible].

Q: Two quick questions. The first one; I jumped on late. Have you guys disclosed anything around one-time costs, or transaction costs for this year?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

No. We haven’t disclosed that.

Q: The second question I had; in terms of exposure to different industries, I know oil and gas exposure is something that people have been concerned about in the past. Assuming this deal goes forward as stated, what type of exposure are going to have to oil and gas? Is it going to increase, and are there other industries where you’re going to be overly concentrated relative to where you are now?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I don’t think Valspar has a great position in—affected by oil and gas and combined, I don’t think it changes dramatically outside of what we’ve talked about as far as the addition of the coil and packaging.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Our oil and gas business is really just pipeline coatings and transmission pipeline coatings. A lot of those projects are still on track. As a percentage of the overall company it’s going to be pretty small.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Actually, if you look at the company, the two combined, because they’re so complementary, it actually reduces the exposure to basically every market.

Operator

Our next question is coming from the line of Rosemarie Morbelli with Gabelli & Company.

Q: I was wondering; you have talked about EMEA in terms of your benefiting from Valspar’s exposure there, presence there. What about Latin America? Is there anything planned in terms of introducing Valspar further into that region where you are, I believe, stronger?

Page | 18

Transcript: Sherwin-Williams Investor Update March 21, 2016

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes. So, in the Valspar—I want to make sure I understand your question. Valspar currently has mainly coil and packaging in Latin America. The opportunity to introduce brands into Latin America; are you suggesting on the architectural side if we would take the Valspar brand there?

Q: Yes.

John Morikis - President, Chief Executive Officer, Sherwin-Williams

We likely would not. As we’re expanding there, we’re really trying to focus on the presence of our Sherwin brand. What might likely happen though is a review of the technology might allow us to take different technologies that are currently here in North America, or around the world and funnel those into Latin America in a way that can help those customers by providing a solution that may not be in our portfolio right now.

So, we will, as we do currently in our portfolio, review those technologies and really look to determine if there is something that could bring value to those customers and if so, we’ll deploy them there.

Q: Then looking at Asia Pacific, you have mentioned several times that you have a low utilization level. So, am I to translate this that you are obviously going to consolidate manufacturing facilities and then combine their capacity or the production into one or two of the newest plants? Is that how you are going to do it?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

Yes, I think it’s a little early to commit to any one plan, but I would say that—I would go back to our performance as it related to the Comex integration. I think we’ve demonstrated an ability to really dial in, understand the best move for our company, our customers, and figure out the best way to drive value. At times, it does take the course that you’ve described and if that’s the best course then that’s the one we’ll take.

Q: Then going back if I may, on the divestiture, while you think that you will not reach the $650 million threshold, how much do you think is likely to be divested, and I’m guessing that it will be in one of the private brands categories.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

We expect that zero. I think right now, the game plan is zero. That whole mechanism was to create certainty and again, instead of having to go down the path if all of a sudden something did occur, it would be unlikely that we haven’t negotiated pre and we don’t have to worry about trying to do it in the [indiscernible].

John Morikis - President, Chief Executive Officer, Sherwin-Williams

I’d add we’ve got some of the brightest minds in antitrust look at this in detail. They believe that we’re on firm ground here.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes, we all believe we’re paying $113 a share.

Q: I guess this term comes after you were not able to buy the Comex acquisition in Mexico?

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

I think every time you go through an acquisition you’re bringing in your prior experiences.

Q: Looking forward to hearing more in May. Do you have a date for the Investor Day?

John Morikis - President, Chief Executive Officer, Sherwin-Williams

May 26th in Cleveland.

Page | 19

Transcript: Sherwin-Williams Investor Update March 21, 2016

Operator

Our next question is coming from the line of Sachin Shah with Albert [indiscernible].

Q: So, I think I’ve heard you multiple times saying that the divestments seem minimal or limited, but I’m just trying to reconcile the difference between the deal price of $113 versus $105 if there’s divestments needed, the $650 million. I think that was stated. So, I know you feel comfortable with that, but just maybe if you could just reiterate or give us some additional clarity on why shareholders should be getting $113.

Just out of curiosity, are shareholders going to be voting—when they do vote, are they going to be voting knowing that they’re going to be getting $113, or are regulatory approvals still going to be pending and they’re not going to know exactly what the final price is going to be? Thank you.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

On that last point, shareholders don’t have to vote yet and they’re going to understand more after we file our proxy. So, I’ll just leave that one at that.

As I said before, the agreed price is $113 and we believe that is the highest probability outcome and best for both party’s shareholders. We don’t think any divestitures should be necessary. But as you expect, and Sean said, we spent a lot of time on this with our advisors and expect that the transaction will receive all necessary approvals.

We’ve got very complementary businesses and the benefits that this transaction should provide to our customers should, again, result in zero divestitures.

But that said, we wanted to make sure that in what we see as the very unlikely event that divestitures over $650 million are required, shareholders on both sides will be provided with certainty of closing on terms that are fair to all shareholders. Sean has said it two or three times on the call. It’s all about certainty of close. This is a deal that is going to close, and we wanted to make sure that our shareholders understand that.

Q: So, the premise of having that contingency is, okay, if it is more than the $650 million, we are going to close. You’re just going to get a lower amount. Just a follow-up question; as far as regulatory approvals, it seems like you probably will require approval in China, or MOFCOM approval.

Sean Hennessy - Chief Financial Officer, Sherwin-Williams

Yes. Let’s just wait and see what the antitrust experts will be making those filings. It’s probably not appropriate for John or I to comment on that. We’re not the experts.

Q: Okay and then the first point about certainty of closing; that’s the reason you were putting it in there. It’s going to close. The question is, is it below $650 million, which you believe and if it’s above it, you’re still going to close and you’re going to make the required divestments. That’s the point.

Gary Hendrickson - Chairman, Chief Executive Officer, Valspar

Yes.

Operator

Ladies and gentlemen, we have reached the end of our question and answer session. I would now like to turn the floor back over to Mr. Wells for any additional concluding comments.

Page | 20

Transcript: Sherwin-Williams Investor Update March 21, 2016

Bob Wells - Senior Vice President, Corporation Communication for Public Affairs

Thank you, Jessie. Again, I’d like to thank you all for joining us today. Sean and I will be available for the balance of the day to answer any remaining questions you might have.

Also, if you had difficultly accessing the presentation materials for this call, the link on both websites is working and the deck should be accessible.

Thanks for your participation this morning and thank you for your continued interest in Sherwin-Williams and Valspar.

Page | 21

Additional Information and Where to Find it

Valspar intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Valspar stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Valspar and Sherwin-Williams and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valspar investors and security holders in connection with the contemplated transactions. Information about Valspar’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. Information about Sherwin-Williams’ directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Valspar intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valspar and its subsidiaries. Valspar and Sherwin-Williams caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Valspar stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of raw materials; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Valspar’s information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Valspar’s Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Valspar’s Quarterly Reports on Form 10-Q and other documents filed by Valspar with the SEC after the date thereof. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.